UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2009

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the Compensation Committee of the Board of Directors of Central Garden & Pet Company (the “Company”) approved a bonus payment to James Heim in respect of fiscal 2008. This bonus compensation information was not included in the Summary Compensation Table included in the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 2, 2009 (the “Proxy Statement”), because the amount of the bonus had not been determined at the time of filing the Proxy Statement. In accordance with Item 5.02(f), the table below updates the fiscal 2008 summary compensation information for Mr. Heim previously set forth in the Proxy Statement. Apart from the Bonus and Total columns, the amounts have not changed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqual- ified Deferred Compen- sation Earnings	All Other Compen- sation	Total
James V. Heim	2008	$415,000	$145,200	$94,260	$100,277	—	$1,191	$23,412	$779,340

The fiscal 2008 bonus was paid in shares of Class A common stock based on the $7.50 per share closing price of the Company’s Class A Common Stock on February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ William E. Brown
William E. Brown Chairman and Chief Executive Officer

Dated: March 2, 2009

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